Exhibit 4.54

ANNEX I
TO
BRIDGE LOAN AGREEMENT

FORM OF NOTE

THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

No. _______1

Original Issue Date: [ ], 2019

Face Amount: $[ ]

Purchase Price: $[ ]2

EHAVE, INC.

15% ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

DUE [            ,20193]

THIS NOTE is one of a duly authorized issue of promissory notes of up to $[500,000] original principal amount in the aggregate of EHAVE, INC., a corporation organized and existing under the laws of the province of Ontario (the “Company”), designated as its 15% Original Issue Discount Promissory Notes.

FOR VALUE RECEIVED, the Company promises to pay to _____________________, the registered holder hereof (the “Holder”), the principal sum of $________________4 (as such amount may be reduced pursuant to any conversion or otherwise in accordance with the terms hereof, the “Principal”) and to pay interest on the outstanding Principal from time to time in arrears at the rate of 15% per annum, accruing from the Issue Date (as defined below) pursuant to the terms hereof.

1 Insert unique Note number for each issuance.

2 90% of Principal

3 180 days from the issuance date

4 See fn 2.

This Note was originally issued on [ ], 20195 (the “Issue Date”).

This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of [ ], 2019 (the “Bridge Loan Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

This Note is subject to the following additional provisions:

1.          The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate Principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2.          Interest at the rate of 15% per cent per annum will accrue from the Issue Date until the Maturity Date (as defined below), and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

3.          Unless earlier converted pursuant to Section 6, all unpaid Principal of this Note, together with then unpaid accrued interest, if any, and any other amounts due hereunder, shall be due and payable on [__, 2019] (the “Maturity Date”).6

4.          The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and the Holder shall execute and deliver all required documentation in connection therewith.

5.          This Note has been issued subject to investment representations of the original purchaser hereof set forth in the Bridge Loan Agreement and may be transferred or exchanged only in compliance with the 1933 Act, other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the 1933 Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

5 Insert the Closing Date.

6 180 days from the issuance date

6.           Conversion.

(a)          Upon the closing of a Subsequent Equity Financing, and provided that this Note remains outstanding on such day, the outstanding Principal balance, unpaid accrued interest thereon and all other amounts outstanding under this Note shall convert automatically, without any further consent or action of the Holder, into the equity securities sold in such Subsequent Equity Financing (the “Conversion Securities”) at a price per equity security equal to the lesser of (i) 75% (i.e., a 25% discount) of the price per equity security at which such securities are sold in such Subsequent Equity Financing, and (ii) $ 0.000909776 per share (the “Conversion Price”). The Holder covenants and agrees that it shall, in connection with the conversion of this Note pursuant to this Section 6(a), execute and deliver to the Company each agreement and other instrument executed by the investors in the Subsequent Equity Financing. The Company shall not be required to issue the Conversion Securities to the Holder unless and until the Holder executes such agreements and instruments pursuant to the immediately preceding sentence. For purposes hereof, “Subsequent Equity Financing” means the consummation by the Company of a financing transaction with aggregate gross proceeds to the Company of not less than $2,000,000, excluding any and all Notes which are converted into such financing transaction, pursuant to which the Company sells Common Shares, Common Share Equivalents or other capital stock of the Company for the purposes of raising capital, other than the at a Closing pursuant to the Bridge Loan Agreement.

(b)          If an Event of Default shall have occurred and is continuing, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by a Majority in Interest of the Holders, the Conversion Price shall be 90% (i.e., a 10% discount) of the VWAP on the date of the applicable notice of conversion. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing ) (the “Trading Market”), the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Majority in Interest of the Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

7.          No fractional shares of Conversion Securities shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares of Conversion Securities to the Holder upon the conversion of this Note, the Company shall round down the number of Conversion Securities to be issued hereunder to the nearest whole number of Conversion Securities. Upon conversion of this Note pursuant to Section 6, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

8.           Subject to Section 7 hereto, any payment made to the Holder shall be applied in the following order of priority: (a) first, to any amounts due to the Holder hereunder or under any of the Transaction Agreements other than Principal and accrued interest, (b) second, to accrued and unpaid interest and (b) then, to Principal of this Note.

9.           The Company may, in its sole discretion, prepay all or any portion of this Note at any time prior to the Maturity Date or the conversion of this Note pursuant to Section 6.

10.          Subject to Section 6 and Section 7 hereto, all payments contemplated hereby are to be made “in cash” and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given) or certified check payable to the order of the Holder and sent by first class mail to the address of the Holder set forth in the Company’s Note Register. For purposes of this Note, the phrase “date of payment” means the date funds are received in the account designated by the notice which is then currently effective or the date that a certified check is deposited with the United States Postal Service, as applicable.

11.          Subject to the terms of the Bridge Loan Agreement and the terms of this Note, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency or other consideration, as herein prescribed. This Note is a direct obligation of the Company.

12.          No recourse shall be had for the payment of the Principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13.          The Holder, by acceptance hereof, agrees that this Note is being acquired for investment and the Holder will not offer, sell or otherwise dispose of this Note or the Conversion Securities acquired upon conversion hereof, except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities “blue sky” or foreign laws or similar laws relating to the sale of securities.

14.          Any notice required or permitted hereunder shall be given in the manner provided in the Section headed “NOTICES” in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

15.          This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

16.          The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of such parties against the other in respect of any matter arising out of or in connection with this Note.

17.          Any one or more of the following shall constitute an “Event of Default”:

(a)          Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

(b)          The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of any Note in this series and, if such failure is subject to cure, such failure shall continue uncured for a period of forty-five (45) days after the Company’s receipt of written notice thereof from the Holder (but if such failure is not subject to cure, then immediately on the Company’s receipt of such written notice); or

(c)          The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements, and, if such failure is subject to cure, such failure shall continue uncured for a period of forty-five (45) days after the Company’s receipt of written notice thereof from the Holder (but if such failure is not subject to cure, then immediately on the Company’s receipt of such written notice); or

(d)          A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

(e)          Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or

(f)          Any final money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of ninety (90) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g)          Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by a Majority in Interest of the Holders (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of a Majority in Interest of Holders and in the Majority in Interest of Holders’ sole discretion, and upon the written notice by a Majority in Interest of Holders, this Note shall immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Majority in Interest of Holders may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

18.          Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Holders; provided, however, that no such amendment, waiver or consent shall: (i) reduce the Principal amount of this Note without Holder’s written consent, or (ii) reduce the rate of interest of this Note without Holder’s written consent.

19.          In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of Principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to Principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the Principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: [__], 2019

EHAVE, INC.

By:

(Print Name)

(Title)

15% Senior Convertible Promissory Note